Exhibit 10.1

UNITED STATES

BLUE MOON METALS INC.
(THE “COMPANY”)

SUBSCRIPTION AGREEMENT

(PRIVATE PLACEMENT OFFERING OF UNITS)

THE UNITS BEING OFFERED FOR SALE MAY BE PURCHASED BY RESIDENTS OF THE UNITED STATES PURSUANT TO AVAILABLE EXEMPTIONS UNDER APPLICABLE SECURITIES LEGISLATION

INSTRUCTIONS TO SUBSCRIBERS

1.	Read this Subscription Agreement.

2.	Complete and sign pages (iii) to (vii) of this Subscription Agreement, being the section entitled “Subscription and Subscriber Information” comprised of Part I: Subscriber Information, Part II: Registration Instructions and Part III: Private Placement Questionnaire.

3.	Complete and sign the United States Accredited Investor Certificate attached hereto as Schedule “A”.

4.	If applicable, complete and sign the TSX Venture Exchange Form 4C, Corporate Placee Registration Form attached hereto as Schedule “B”.

PAYMENT AND DELIVERY INSTRUCTIONS

Delivery of Subscription Agreement and Payment of Purchase Price:

A completed and fully executed copy of this Subscription Agreement (as defined herein), including the items required to be completed as set out above, must be received by no later than 4:00pm (Toronto time) on October 14, 2026, at the offices of Bennett Jones LLP, 3400 One First Canadian Place, Toronto, ON M5X 1A4, Attention: [*], or at such other times, dates or places as the Company may determine. The Purchase Price (as defined herein) must be paid to the Company, by wire transfer, or in such other manner as may be provided for by the Company, in Canadian dollars, at or prior to the Closing Time (as defined herein).

Delivery of Securities:

On the Closing Date (as defined herein), the Subscriber (as defined herein) will receive a physical certificate or direct registration statement representing the Unit Shares (as defined herein) purchased hereunder and a physical certificate representing the Unit Warrants (as defined herein).

SUBSCRIPTION AGREEMENT FOR UNITS

TO: BLUE MOON METALS INC. (the “Company” or “Blue Moon”)

The undersigned, on its own behalf, and, if applicable, on behalf of those for whom the undersigned is contracting hereunder, hereby irrevocably subscribes for and agrees to purchase from the Company that number of units (each, a “Unit”) of the Company set forth below (the “Purchased Securities”) at a price of C$10.00 per Unit (the “Subscription Price”), on the terms and conditions set out herein. Each Unit will be comprised of one common share of the Company (each, a “Unit Share”) and one common share purchase warrant of the Company (each whole common share purchase warrant, a “Unit Warrant”), with each Unit Warrant entitling the holder thereof to purchase one common share of the Company (each, a “Unit Warrant Share”) at a price of $10.80 per Warrant Share for a period of 36 months following the Closing Date. The aggregate Subscription Price (the “Purchase Price”) of the Units subscribed for by the Subscriber hereby shall be an amount equal to the number of Units multiplied by the Subscription Price per Units.

This subscription agreement, which for greater certainty includes and incorporates the attached schedules, as applicable, is referred to herein as this “Subscription Agreement”.

The Units are available upon and subject to the terms and conditions set forth herein, including the terms, representations, warranties, covenants and acknowledgements herein and in the schedules attached hereto. References to “C$” or “$” refer to Canadian dollars and references to “US$” refer to United States dollars. A completed and fully executed copy of this Subscription Agreement, including the items required to be completed as set out above, must be received by no later than 4:00pm (Toronto time) on October 14, 2026, at the offices of 3400 One First Canadian Place, Toronto, ON M5X 1A4, Attention: [*], or at such other times, dates or places as the Company may determine. The Purchase Price must be paid to the Company, by wire transfer, or in such other manner as may be provided for by the Company, in Canadian dollars, at or prior to the Closing Time.

i

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below.

Be sure to complete Part I, Part II and Part III.

Part I: Subscriber Information

Subscriber Information and Signature

The Elmet Group Co.		Number of Units:	3,500,000 x $10.00

(Name of Subscriber)

		Aggregate Subscription Price:	$35,000,000
Account Reference (If applicable):			(the “Purchase Price”)

By:
Authorized Signature

Chief Executive Officer
(Official Capacity or Title – if the Subscriber is not an individual)
If the Subscriber is signing as agent or trustee for a principal (a “Disclosed Beneficial Purchaser”) and is not purchasing as trustee or agent for accounts fully managed by it, so as to be deemed to be purchasing as principal pursuant to NI 45-106 (as defined herein), complete the following:

Peter V. Anania
(Name of individual whose signature appears above if different than the name of the Subscriber printed above)

280 Fore Street, Suite 301, Portland, ME 04101

(Subscriber’s Residential Address, including City, Province and Postal Code)
(Name of Disclosed Beneficial Purchaser)

(Disclosed Beneficial Purchaser’s Residential Address, including City, Province and Postal Code)
[*] [*]
(Subscriber’s Telephone Number)	(Email Address)

(Telephone Number of Disclosed Beneficial Purchaser)

(Account Reference, if applicable)

Part II: Registration Instructions

The Subscriber hereby provides the following registration instructions in connection with the electronic settlement, or, if applicable, the following registration and delivery instructions in connection with the physical settlement, of the Units being purchased hereunder.

If the Subscriber does not complete the following registration and delivery instructions, the Subscriber agrees that the Units will be registered and delivered, as applicable, using the Subscriber’s name and address set out on the fourth page of this Subscription Agreement.

Evidence of Ownership of Units
The Subscriber elects to receive (check one box):

☐ X DRS statement(s) representing the Unit Shares; or

☐ Physical certificate(s) representing the Unit Shares.

The Subscriber acknowledges and agrees that the Subscriber will receive a physical certificate representing the Unit Warrants.

Account Registration Information: The interest in the certificate(s) or DRS statement(s) representing the Unit Shares and Unit Warrants, as applicable, should be registered as follows:	Delivery Instructions: Please deliver the certificate(s) or DRS statement(s) representing the Unit Shares and Unit Warrants, as applicable, to:

The Elmet Group Co.	[*]
DTC Number: [*]
Account Name: [*]
Account Number: [*]

(Name)	(Name)

(Account Reference, if applicable)	(Account Reference, if applicable)

280 Fore Street, Suite 301	280 Fore Street, Suite 301
Portland, ME 04101	Portland, ME 04101

(Address, including Postal Code)	(Address, including postal code)

[*] [*]

	(Contact Name)	(Telephone Number)

It is anticipated that the Unit Shares and Unit Warrants comprising the Units purchased hereunder, as applicable, will be settled via physical certificate(s) or DRS statement(s) as soon as reasonably practicable following the Closing Date (as defined herein). In such case, the Subscriber will not be entitled to settle by electronic deposit with CDS (as defined herein) or DTC (as defined herein) through the book-based system administered thereby.

Part III: Private Placement Questionnaire

In connection with the proposed purchase of Units, the Subscriber confirms on its own behalf and on behalf of any Disclosed Beneficial Purchaser, the accuracy of the following statements in respect of it and each Disclosed Beneficial Purchaser, if any:

A.	Corporate Placee Registration Form

The Subscriber either [check appropriate box]:

☐	is not required to file with the TSX Venture Exchange a Form 4C – Corporate Placee Registration Form because (i) the Subscriber is an individual, or (ii) the Subscriber is not an individual but (A) is not a member of the “Pro Group” (as described below), (B) is not (or will not be after the completion of the Subscription (as defined below)) an “Insider” (as described below) of the Company, or (C) will not be a holder of more than 5% of the listed shares of the Company after the completion of the Subscription;

☐	has previously filed with the TSX Venture Exchange a Form 4C – Corporate Placee Registration Form, and represents and warrants that there has been no change to any of the information in the Form 4C – Corporate Placee Registration Form previously filed by the Subscriber with the TSX Venture Exchange up to the date hereof; or

☒	hereby delivers a completed Form 4C – Corporate Placee Registration Form, in the form attached as Schedule “B” to the Company for filing with the TSX Venture Exchange, as (i) the Subscriber has not previously filed with the TSX Venture Exchange a Form 4C – Corporate Placee Registration Form, or (ii) there has been a change to the information in the Form 4C – Corporate Placee Registration Form previously filed by the Subscriber with the TSX Venture Exchange, and (iii) the Subscriber is not an individual and (A) is a member of the “Pro Group” (as described below), or (B) is (or will be after completion of the Subscription) an “Insider” (as described below), or (C) will be a holder of more than 5% of the listed shares after completion of the Subscription.

B.	Present Ownership of Securities

The Subscriber either [check appropriate box]:

☒	does not own directly or indirectly, or exercise control or direction over, any common shares of the Company or securities convertible into common shares of the Company; or

☐	owns directly or indirectly, or exercises control or direction over, _________________________ outstanding common shares of the Company and convertible securities entitling the Subscriber to acquire additional common shares of the Company which, if converted, in the aggregate would represent _________________________ common shares of the Company.

C.	Insider Status

The Subscriber either [check appropriate box]:

☒	is not an “Insider” (as defined in the policies of the TSX Venture Exchange and the Securities Act (Ontario)) of the Company; or

is an “Insider” (as defined in the policies of the TSX Venture Exchange and the Securities Act (Ontario)) of the Company, by virtue of being:

(a) a director or senior officer of the Company;

(b) a director or senior officer of a Corporation that is itself an Insider or subsidiary of the Company;

	(c)	a person that beneficially owns or controls, directly or indirectly, voting shares of the Company carrying more than 10% of the voting rights attached to all the Company’s outstanding voting shares; or

	(d)	the Company itself if it holds any of its own securities.

D.	Member of “Pro Group”

The Subscriber either [check appropriate box]:

☒	is not a member of the Pro Group; or

☐	is a member of the “Pro Group” (as defined in the policies of the TSX Venture Exchange), which, subject to subparagraphs (A), (B) and (C), shall include, either individually or as a group:

	(1)	the member (i.e., a member of the TSX Venture Exchange under TSX Venture Exchange requirements);

	(2)	employees of the member;

	(3)	partners, officers or directors of the member;

	(4)	affiliates of the member; and

	(5)	associates of any parties referred to in subparagraphs (1) through (4).

	(A)	The TSX Venture Exchange may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the TSX Venture Exchange determines that the person is not acting at arm’s length to the member;

	(B)	The TSX Venture Exchange may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the TSX Venture Exchange determines that the person is acting at arm’s length to the member;

	(C)	The TSX Venture Exchange may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (1) to be excluded from the Pro Group where the member determines that:

(a) the person is an affiliate or associate of the member acting at arm’s length to the member;

(b) the associate or affiliate has a separate corporate and reporting structure;

(c) there are sufficient controls on information flowing between the member and the associate or affiliate; and

(d) the member maintains a list of such excluded persons.

E.	“Registrant” Status

The Subscriber either [check appropriate box]:

☒	is not a Registrant; or

☐	is a “Registrant”, defined as a person registered or required to be registered under the Securities Act (Ontario), including a dealer, adviser or investment fund manager.

[Subscriber signature page follows.]

v

The representations and warranties contained herein are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Date as set out in this Subscription Agreement. If any such representation or warranty shall not be true and accurate prior to Closing Date, the undersigned shall give immediate written notice of such fact to the Company.

Dated: October 16, 2026	Signed:	/s/ Peter V. Anania

The Elmet Group Co.
Print Name of Subscriber

Peter V. Anania, Chief Executive Officer
If Subscriber is not an Individual, print Name and Title of Authorized Signing Officer

Acceptance by the Company:

The Company hereby accepts the subscription set forth above on the terms and conditions set out in this Subscription Agreement. DATED this 16th day of October, 2026.

BLUE MOON METALS INC.

By:	X /s/ Christian Kargl-Simard
Authorized Signing Officer

TERMS AND CONDITIONS OF SUBSCRIPTION FOR THE UNITS

1. Subscription

Any capitalized term or terms used but not otherwise defined in this Subscription Agreement shall have the respective meanings ascribed to such term or terms in Section 2.

This Subscription Agreement is to confirm your agreement to purchase from the Company, subject to the terms and conditions set forth herein, that number of Units set out next to your name on the execution pages hereof at the Subscription Price. By signing the page (vii) of this Subscription Agreement, you acknowledge (on your own behalf and, if applicable, on behalf of each Disclosed Beneficial Purchaser on whose behalf you are acting) all of the matters set forth below.

On the Closing Date, the Company shall issue the Unit Shares and Unit Warrants to the Subscriber at the Closing.

2. Definitions

Definitions: In this Subscription Agreement:

(a)	“Act” means the Securities Act (Ontario);

(b)	“Agreement” means this subscription agreement as the same may be amended, supplemented or restated from time to time and includes the schedules and appendices attached hereto;

(c)	“Blue Moon Technical Report” means the report titled “NI 43-101 Technical Report for the Preliminary Economic Assessment of the Blue Moon Mine, Mariposa County, California”, dated April 15, 2025 (as amended and restated on September 12, 2025), with an effective date of March 3, 2025, as amended, prepared for the Company by Scott Wilson, C.P.G., SME-RM; Peter Szkilnyk, P. Eng.; Alan J. San Martin, P. Eng.; Richard Gowans, P. Eng.; Justin Taylor, P. Eng., and Christopher Jacobs, C. Eng., MIMMM;

(d)	“Business Day” means a day on which banks are open for the transaction of regular business in Vancouver, British Columbia or Toronto, Ontario;

(e)	“Canadian Securities Laws” means, collectively, the securities laws and regulations in each of the provinces and territories of Canada, together with all written instruments, rules and orders having the force of law of the securities regulators or regulatory authorities in each of the provinces and territories of Canada;

(f)	“CDS” means CDS Clearing and Depository Services Inc.;

(g)	“Closing” means the completion of the issue and sale by the Company and the purchase by the Subscriber of the Units pursuant to the provisions of this Subscription Agreement;

(h)	“Closing Date” means the date on which the Closing takes place, being on or about October 14, 2026, or such other date as the Company and the Subscriber may agree;

(i)	“Closing Time” means 4:00pm (Toronto time) on the Closing Date, or such other time as the Company and the Subscriber may agree;

(j)	“Common Shares” means the common shares of the Company as constituted on the date hereof;

(k)	“Company” or “Blue Moon” means Blue Moon Metals Inc., a company incorporated under the laws of British Columbia, Canada;

(l)	“Control Person” has the meaning set forth in section 1(1) of the Act;

(m)	“Disclosed Beneficial Purchaser” has the meaning ascribed to such term on page (iii) hereof;

(n)	“Dollar”, “$” or “C$” means a dollar of lawful money of Canada;

(o)	“DTC” means The Depository Trust Company;

(p)	“Elmet Proceeds” has the meaning ascribed to such term in Section 8(r);

(q)	“Financial Statements” means, collectively: (i) the Company’s audited consolidated financial statements for the years ended December 31, 2025 and 2024; and (ii) the unaudited condensed interim consolidated financial statements for the three and six months ended June 30, 2026 and 2025;

(r)	“Governmental Authority” means and includes, without limitation, any national or federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, and any governmental department, commission, board, bureau, agency or instrumentality, including the Securities Regulators and the TSXV;

(s)	“including” means including, without limitation, and “include” and “includes” each have a corresponding meaning;

(t)	“Indemnitee” has the meaning ascribed to such term in Section 9(c) hereof;

(u)	“Indemnitor” has the meaning ascribed to such term in Section 9(c) hereof;

(v)	“Investor Rights Agreement” means the investor rights agreement, substantially in the form set out in Schedule “C” hereto, to be entered into between the Company and the Subscriber on the Closing Date, subject to the approval of and any changes required by the TSXV obtained prior to the Closing Date and provided any such changes are mutually agreed by the Company and the Subscriber, each acting reasonably;

(w)	“Lien” means any interest (including any security interest), pledge, mortgage, lien, encumbrance, charge, claim or other right of third parties, whether created by law or in equity, including any such restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership;

(x)	“Loss” has the meaning ascribed to such term in Section 9(b) hereof;

(y)	“Material Adverse Effect” means any event, change, fact, or state of being that would reasonably be expected to have a significant and adverse effect on the business, affairs, capital, operation, properties, permits, assets, liabilities (absolute, accrued, contingent or otherwise) or condition (financial or otherwise) of the Company and any subsidiary considered on a consolidated basis;

(z)	“Material Permits” means all material permits, certificates, licences, approvals, consents, registrations and other authorizations of the Company and its subsidiaries;

(aa)	“Material Properties” means collectively: (i) the Company’s Nussir copper-gold-silver project in Finnamrk, Norway; (ii) the Company’s Blue Moon zinc-gold-silver-copper project in Mariposa, California; and (iii) the Company’s Springer tungsten-molybdenum project in Pershing County, Nevada, each as described in the Public Disclosure Documents;

(bb)	“Material Subsidiaries” means collectively: (i) Blue Moon Norway AS; (ii) Nussir ASA; (iii) Blue Moon Metals (US) Inc.; (iv) Keystone Mines Inc.; and (v) Blue Moon (Springer) Inc.;

(cc)	“Mining Rights” means all rights, whether contractual or otherwise, for the exploration for or exploitation of mineral resources and reserves together with surface rights, Water Rights, royalty interests, fee interests, joint venture interests and other leases, rights of way and enurements related to any such rights, in respect of the Material Properties;

(dd)	“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

(ee)	“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions;

(ff)	“Nussir Technical Report” means the report titled “NI 43-101 Technical Report on the Feasibility Study of the Nussir Project” with an effective date of April 14, 2026 prepared for the Company by Chris Hughes-Narborough C Eng, MIMMM; Martin Prior M Eng, FSAIMM, Roy Levesque, P. Eng; Lumin Ma, Susan Abell SACNASP; and Adam Wheeler C. Eng, Eur Ing., FIMMM;

(gg)	“Person” includes: an individual; a corporation; a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(hh)	“Public Disclosure Documents” means, collectively, all of the documents which have been filed on SEDAR+ by or on behalf of the Company during the three-year period prior to the Closing Date with the relevant Securities Regulators pursuant to the requirements of Canadian Securities Laws;

(ii)	“Purchase Price” has the meaning ascribed to such term on page (ii) hereof;

(jj)	“Purchased Securities” has the meaning ascribed to such term on page (ii) hereof;

(kk)	“Regulation D” means Regulation D under the U.S. Securities Act;

(ll)	“Regulation S” means Regulation S under the U.S. Securities Act;

(mm)	“Securities Laws” means, collectively, Canadian Securities Laws and U.S. Securities Laws;

(nn)	“Securities Regulator” means, in respect of any jurisdiction, the securities regulator or other securities regulatory authority of that jurisdiction;

(oo)	“SEDAR+” means the System for Electronic Data Analysis and Retrieval of the Canadian Securities Administrators;

(pp)	“Springer Project” means the Company’s Springer tungsten-molybdenum project in Pershing County, Nevada;

(qq)	“Subscriber” or “You” means the Person purchasing the Units and whose name appears on page (iii) hereof and who has signed this Subscription Agreement or, if the Person whose name appears on page (iii) hereof has signed this Subscription Agreement as agent for, or on behalf of, a Disclosed Beneficial Purchaser and is not a trust company, trust corporation or portfolio manager deemed to be purchasing the Units as principal under NI 45-106, the Person who is the Disclosed Beneficial Purchaser of the Units as disclosed on page (iii) hereof;

(rr)	“Subscriber Indemnified Parties” has the meaning ascribed to such term in Section 9(b) hereof;

(ss)	“Subscription” means the subscription of Units by the Subscriber in the terms and conditions set forth herein;

(tt)	“Subscription Price” means C$10.00 per Unit;

(uu)	“Technical Reports” means the Blue Moon Technical Report and the Nussir Technical Report;

(vv)	“TSXV” means the TSX Venture Exchange;

(ww)	“Underlying Securities” means the Unit Shares, the Unit Warrants and the Unit Warrant Shares;

(xx)	“United States” means the United States, its territories and possessions, any state of the United States and the District of Columbia;

(yy)	“Unit Share” has the meaning ascribed to such term on page (ii) hereof;

(zz)	“Unit Warrant” has the meaning ascribed to such term on page (ii) hereof;

(aaa)	“Unit Warrant Share” has the meaning ascribed to such term on page (ii) hereof;

(bbb)	“Units” has the meaning ascribed to such term on page (ii) hereof;

(ccc)	“US$” means a dollar of lawful money of the United States;

(ddd)	“U.S. Accredited Investor” means an “accredited investor” as defined in Rule 501(a) of Regulation D;

(eee)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(fff)	“U.S. Securities Laws” means the U.S. Securities Act, the United States Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder and the applicable securities (“Blue Sky”) laws of the states of the United States;

(ggg)	“Warrant Certificate” means the certificate representing the Warrants; and

(hhh)	“Water Rights” means water rights, water concessions, water leases and water supply agreements, ditch rights or other interests in water or water conveyance rights owned or leased by the relevant person.

3. Acceptance or Rejection of Subscription

(a)	The Subscriber and each Disclosed Beneficial Purchaser, if any, acknowledges and agrees that the acceptance of this offer will be conditional upon the issue and sale of the Purchased Securities to the Subscriber and each Disclosed Beneficial Purchaser, if any, being exempt from any prospectus or offering memorandum requirements of Securities Laws or the equivalent provisions of securities laws of any other applicable jurisdiction, as the case may be. The Subscriber acknowledges that this Subscription Agreement is not enforceable by the Subscriber until this Subscription Agreement has been accepted by the Company. The Company will be deemed to have accepted this Subscription Agreement upon the Company’s execution of the acceptance at page (viii) of this Subscription Agreement and the delivery at the Closing of the Purchased Securities to or upon the direction of the Subscriber. If this subscription is rejected in whole, any cheques or other forms of payment delivered pursuant to the terms hereof representing the Purchase Price will be promptly returned to the Subscriber, without interest or deduction. If this subscription is accepted only in part, a cheque or other form of payment representing any refund of the Purchase Price for that portion of the subscription for the Purchased Securities which is not accepted will be promptly delivered to the Subscriber, without interest or deduction.

(b)	The Subscriber hereby confirms its irrevocable subscription for and offer to purchase Units from the Company, on and subject to the terms and conditions set out in this Subscription Agreement, for the Purchase Price which is payable as described in Section 4 hereto.

(c)	The Subscriber hereby irrevocably authorizes and appoints the Company as an attorney of the Subscriber with the following powers: (i) to act as the Subscriber’s representative at the closing of the Subscription; (ii) to complete or correct any clerical errors, revisions or omissions in any form or document provided by the Subscriber, including this Subscription Agreement, in each case, following receipt of Subscriber’s consent; (iii) to receive on the Subscriber’s behalf certificates representing the Purchased Securities and, if applicable, the Underlying Securities purchased under this Subscription Agreement.

(d)	The foregoing power of attorney is irrevocable, is coupled with an interest and has been given for valuable consideration, the receipt and adequacy of which are acknowledged. Such power of attorney and other rights and privileges granted under this Section 3 will survive any legal or mental incapacity, dissolution, bankruptcy or death of the Subscriber and extends to the heirs, executors, administrators, other legal representatives and successors, transferees and assigns of the Subscriber (as the case may be). Any person dealing with the Company may conclusively presume and rely upon the fact that any document, instrument or agreement executed by an attorney acting pursuant to this Section 3 or any action taken by an attorney acting pursuant to this Section 3, is authorized and binding on the Subscriber, without further inquiry. The Subscriber agrees (on its own behalf and, if applicable, on behalf of each Disclosed Beneficial Purchaser on whose behalf it is contracting) to be bound by any representations or actions properly made or taken by such attorney and waives any and all defences that may be available to contest, negate or disaffirm any action of such attorney taken under the foregoing power of attorney.

4. Conditions of Purchase and Sale

(a)	The Subscriber acknowledges and agrees that the obligations of the Company hereunder are conditional on the fulfillment of the following conditions at or prior to the Closing Time:

(i)	not later than 4:00pm (Toronto time) on October 14, 2026, or such other time or date as the Company may agree, the Subscriber having properly completed, signed and delivered this Subscription Agreement (including all applicable Schedules hereto) to:

Bennett Jones LLP

3400 One First Canadian Place,
Toronto, ON M5X 1A4

Attention: [*]

Email: [*]

or at such other place(s) as the Company may determine;

(ii)	satisfaction by the Subscriber of the Purchase Price payable by it hereunder to the Company, by wire transfer, or in such other manner as may be provided for by the Company, in Canadian dollars;

(iii)	the Subscriber having executed and returned to the Company the Investor Rights Agreement;

(iv)	the Subscriber having executed and returned to the Company, at the Company’s request, all other documents as may be required by the Securities Laws for delivery by the Company in connection with the Subscriber’s subscription for the Purchased Securities;

(v)	the representations and warranties made by the Subscriber herein (including representations and warranties made in any Schedule attached hereto, as applicable), being true and correct when made and being true and correct at the Closing Time with the same force and effect as if they had been made on and as of the Closing Time;

(vi)	the Company having obtained all required regulatory approvals for the completion of the transactions contemplated hereby, including conditional approval of the TSXV (which shall be subject only to customary conditions); and

(vii)	all covenants, agreements and conditions contained in this Subscription Agreement to be performed by the Subscriber having been performed or complied with in all material respects on or prior to the Closing Date.

(b)	The Company acknowledges and agrees that Subscriber’s obligation to purchase the Purchased Securities is conditional on the fulfillment of the following conditions at or prior to the Closing Time:

(i)	the Subscriber receiving a fully executed copy of the Investor Rights Agreement;

(ii)	the representations and warranties made by the Company herein, being true and correct when made and being true and correct at the Closing Time with the same force and effect as if they had been made on and as of the Closing Time;

(iii)	the Company having obtained all required regulatory approvals for the completion of the transactions contemplated hereby, including conditional approval of the TSXV (which shall be subject only to customary conditions); and

(iv)	all covenants, agreements and conditions contained in this Subscription Agreement to be performed by the Company having been performed or complied with in all material respects on or prior to the Closing Date.

(c)	Any obligation of the Company to sell the Purchased Securities to the Subscriber is subject to:

(i)	acceptance by the Company of the Subscriber’s subscription pursuant to this Subscription Agreement, in whole or in part, subject to the Company’s sole and absolute discretion;

(ii)	the Subscriber having executed and returned to the Company the Investor Rights Agreement; and

(iii)	the Subscription being exempt from the requirements to file a prospectus, registration statement or similar document contained in any Securities Laws applicable to the sale of the Purchased Securities or upon the issue of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or registration statement or filing or delivering a similar document.

(d)	The Subscriber understands that the information provided herein will be relied upon by the Company and its counsel for the purposes of determining the eligibility of the Subscriber to purchase the Purchased Securities. The Subscriber agrees to provide upon request any additional information that the Company, acting reasonably, determines necessary or appropriate in determining the Subscriber’s eligibility to purchase the Purchased Securities.

5. Fractional Shares

No fractional Common Shares are issuable in accordance herewith, and if a subscriber subscribes for such number of Purchased Securities or Underlying Securities as would give it a fractional number of Common Shares, the aggregate number of Common Shares to be issued by the Company in accordance herewith will be rounded down to the next whole number of Common Shares and the Subscriber will not be entitled to any compensation in respect of such fraction(s).

6. The Closing

Delivery and payment for the Purchased Securities and issuance thereof will be completed at the offices of Bennett Jones LLP, counsel to the Company, at 3400 One First Canadian Place, Toronto, ON M5X 1A4 (or at such other time and place as the Company may determine) at the Closing Time.

The obligation of the Company to complete the Closing is conditional upon the Subscriber having duly executed and delivered the Investor Rights Agreement to the Company.

If, on or prior to the Closing Time, the terms and conditions contained in this Subscription Agreement have been complied with to the satisfaction of, as applicable, the Company or waived by it (as such waiver may be permitted) and the Subscriber or waived by it (as such waiver may be permitted), this Subscription Agreement shall be delivered to the Company, and the Purchase Price shall be delivered to the Company against deposit of physical certificates or direct registration statements by the Company of the Purchased Securities and, if applicable, the Underlying Securities and such other documentation as may be required pursuant to this Subscription Agreement.

7. Representations, Warranties, Covenants and Acknowledgements of the Subscriber

By executing this Subscription Agreement, the Subscriber (on its own behalf and, if applicable, on behalf of each Disclosed Beneficial Purchaser on whose behalf the Subscriber is contracting) represents, warrants, covenants and acknowledges to and with the Company (and acknowledges that the Company and its counsel are relying thereon) that:

Authorization and Effectiveness

(a)	if the Subscriber is an individual, the Subscriber is of the full age of majority in the jurisdiction in which this Subscription Agreement and the Investor Rights Agreement is executed and has all requisite legal capacity and competence to execute, deliver and be bound by this Subscription Agreement and the Investor Rights Agreement, to perform all of its obligations and covenants hereunder and to undertake all actions required of the Subscriber hereunder and thereunder;

(b)	if the Subscriber is not an individual, the Subscriber has the requisite power, authority and legal capacity to execute, deliver and be bound by this Subscription Agreement and the Investor Rights Agreement, to perform all of its obligations and covenants hereunder and to undertake all actions required of the Subscriber hereunder and thereunder, all necessary approvals of its directors, partners, shareholders, trustees or otherwise with respect to such matters have been given or obtained and the individual signing this Subscription Agreement and the Investor Rights Agreement has been duly authorized to do so;

(c)	if the Subscriber is a body corporate, the Subscriber is incorporated or organized and validly subsisting under the laws of its jurisdiction of incorporation or organization;

(d)	if the Subscriber is acting as principal, this Subscription Agreement has been duly and validly authorized, executed and delivered by the Subscriber, and, when accepted by the Company, will constitute a legal, valid and binding obligation enforceable against the Subscriber in accordance with the terms hereof (subject to bankruptcy, insolvency and other laws limiting the enforceability of creditors’ rights and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction);

(e)	if the Subscriber is acting as agent or trustee (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documents in connection with such subscription on behalf of such principal, each of whom is subscribing as principal for its own account and not for the benefit of any other person, and this Subscription Agreement has been duly and validly authorized, executed and delivered by or on behalf of, and, when accepted by the Company, will constitute a legal, valid and binding obligation enforceable in accordance with the terms hereof (subject to bankruptcy, insolvency and other laws limiting the enforceability of creditors’ rights and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction) against, such principal;

(f)	the execution and delivery of this Subscription Agreement and the Investor Rights Agreement, the performance and compliance with the terms hereunder and thereunder, the subscription for the Purchased Securities and the completion of the transactions contemplated hereby will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber (if not an individual), the Securities Laws or any other applicable law, any agreement (written or oral) to which the Subscriber is a party or any applicable regulation, judgment, decree, order, statute or ruling to which the Subscriber is bound;

(g)	the Subscriber is not a person created or used solely to purchase or hold securities in order to comply with or rely upon an exemption from the prospectus requirements of applicable Securities Laws and except as disclosed in writing to the Company, the Subscriber does not act jointly or in concert with any other person or company for the purposes of acquiring securities of the Company;

Residence

(h)	the Subscriber is resident, or if not an individual, has a head office, in the jurisdiction indicated on the “Subscription and Subscriber Information” section of this Subscription Agreement and such address was not created and is not used solely for the purpose of acquiring Units. The purchase by and sale to the Subscriber of the Units, and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase or sale, has occurred only in such jurisdiction and the Subscriber intends that the Securities Laws of such jurisdiction govern such sale to and purchase by the Subscriber;

Subscriber Eligibility

(i)	the Subscriber is eligible to purchase the Purchased Securities pursuant to an exemption from the prospectus and registration requirements of applicable Securities Laws;

(j)	the Subscriber: (i) is not an “insider” or “related party” of the Company or a “registrant” or a promoter (each as defined on pages (v) and (vi) hereof); or (ii) has identified itself to the Company as an “insider”, “registrant” or a promoter (as applicable) on the execution pages hereof;

(k)	the Subscriber is purchasing the Purchased Securities for investment purposes only and not with a view to resale or distribution;

(l)	unless the Subscriber is acting as agent or trustee pursuant to subparagraph E, above, or has filled out the “Disclosed Beneficial Purchaser Information” on page (iii) hereof, the Subscriber (as indicated under “Name of Subscriber” on such page) is purchasing the Purchased Securities for its own account, and not for the benefit of any other person;

(m)	except in respect of the transactions contemplated in this Subscription Agreement and the Investor Rights Agreement, or information received from the Company under confidentiality restrictions, the Subscriber does not have actual knowledge of a “material fact” or “material change” (as such terms are defined pursuant to Canadian Securities Laws) in the affairs of the Company that has not been generally disclosed to the public;

(n)	the Subscriber confirms that the acknowledgements, representations, warranties, covenants and information contained herein and therein are true and correct as of the date hereof and will be true and correct as of the Closing Time and if less than a complete copy of this Subscription Agreement is delivered to the Company, the Company and its advisors are entitled to assume that the Subscriber accepts and agrees to all the terms and conditions of the pages not delivered, unaltered;

(o)	the Subscriber acknowledges and agrees that:

(i)	the Purchased Securities (including the Underlying Securities) have not been and will not be registered under the U.S. Securities Act or the securities laws of any state;

(ii)	the Purchased Securities (including the Underlying Securities) may not be offered or sold, directly or indirectly, in the United States without registration under the U.S. Securities Act and all applicable state securities laws or compliance with requirements of an exemption from such registration;

(iii)	the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of the Purchased Securities or the Underlying Securities;

(p)	the Subscriber agrees to the terms included in Schedule “A” hereto, as applicable;

(q)	the Subscriber is a U.S. Accredited Investor;

Risks of Private Placement

(r)	the Subscriber acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Purchased Securities or the Underlying Securities;

(ii)	there is no government or other insurance covering the Purchased Securities or the Underlying Securities;

(iii)	there are risks associated with the purchase of the Purchased Securities and the Subscriber has read and understands such risks and is comfortable investing in the Purchased Securities and the Underlying Securities notwithstanding such risks;

(iv)	there are restrictions on the Subscriber’s ability to resell the Purchased Securities or the Underlying Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Purchased Securities or the Underlying Securities;

(v)	the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus under Canadian Securities Laws and, as a consequence of acquiring the Purchased Securities pursuant to these exemptions, certain protections, rights and remedies provided by Canadian Securities Laws, including certain applicable statutory rights of rescission or damages, will not be available to the Subscriber and the common law may not provide the Subscriber with an adequate remedy in the event it suffers investment losses in connection with securities acquired pursuant to such exemption; and

(vi)	the Company may complete additional financings in the future in order to develop the business of the Company and to fund its ongoing development, there is no assurance that such financings will be available and, if available, they may not be completed on reasonable terms, any such future financings may have a dilutive effect on current or future security holders of the Company, including the Subscriber, and if such future financings are not available, the Company may be unable to fund its ongoing development and the lack of capital resources may result in the failure of its business venture;

No Prospectus or Undisclosed Information

(s)	the Subscriber understands that the Purchased Securities are only being offered on a private placement basis and that the sale of the Purchased Securities is therefore conditional upon such sale being exempt from the requirements to file and obtain a receipt for a prospectus or registration statement or to deliver an offering memorandum, and no prospectus or registration statement has been filed by the Company with any securities commission or similar regulatory authority in any jurisdiction in connection with the issuance of the Purchased Securities. As a result of acquiring the Purchased Securities pursuant to such exemptions, the Subscriber acknowledges and confirms that:

(i)	the Subscriber may be restricted from using some of the protections, rights and remedies otherwise available under Securities Laws, including applicable statutory rights of rescission or damages in the event of a misrepresentation;

(ii)	the Subscriber may not receive information that would otherwise be required to be provided to it under Securities Laws or contained in a prospectus prepared in accordance with applicable Securities Laws;

(iii)	the Company is relieved from certain obligations that would otherwise apply under Securities Laws; and

(iv)	the common law may not provide investors with an adequate remedy in the event they suffer investment losses in connection with Purchased Securities acquired in a private placement.

(t)	the Subscriber has not received or been provided with a prospectus, registration statement or offering memorandum, within the meaning of Securities Laws, or any sales or advertising literature in connection with the Subscription. The Subscriber’s decision to subscribe for the Purchased Securities was not based upon, and the Subscriber has not relied upon, any verbal or written representations as to any fact made by or on behalf of the Company and its directors, officers, employees, agents and representatives, other than set out in this Subscription Agreement and the Schedules attached hereto, which are deemed to be incorporated herein). The Subscriber’s decision to subscribe for the Purchased Securities was based solely upon this Subscription Agreement and the Schedules attached hereto, and information about the Company which is publicly available (any such information having been obtained by the Subscriber without independent investigation);

(u)	counsel to the Company and its directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information concerning the Company or as to whether all information concerning the Company that is required to be disclosed or filed by the Company under the Securities Laws has been so disclosed or filed;

Investment Suitability

(v)	the Subscriber confirms that the Subscriber:

(i)	has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Purchased Securities and the Underlying Securities;

(ii)	is capable of assessing the proposed investment in the Purchased Securities and the Underlying Securities as a result of the Subscriber’s own experience or as a result of advice received from a person registered under applicable Securities Laws;

(iii)	is aware of the characteristics of the Purchased Securities and the Underlying Securities and the risks relating to an investment therein; and

(iv)	is able to bear the economic risk of loss of its investment in the Purchased Securities;

(w)	the Subscriber understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of investing in the Purchased Securities or the Underlying Securities nor is there any government or other insurance covering the Purchased Securities or the Underlying Securities;

No Representations

(x)	the Subscriber confirms that neither the Company nor any of its directors, employees, officers, representatives, agents or affiliates have made any representations (written or oral) to the Subscriber:

(i)	regarding the future price or value of the Purchased Securities or the Underlying Securities;

(ii)	that any person will resell or, other than as provided for in this Subscription Agreement, repurchase the Purchased Securities or the Underlying Securities; or

(iii)	that any person will refund the purchase price of the Purchased Securities or the Underlying Securities other than as provided in this Subscription Agreement.

Limitations on Resale

(y)	the Subscriber understands that it may not be able to resell the Purchased Securities or the Underlying Securities except in accordance with limited exemptions available under applicable Securities Laws, and that the Subscriber is solely responsible for (and the Company is not in any way responsible for) the Subscriber’s compliance with applicable resale restrictions. The Subscriber will comply with all applicable Securities Laws concerning the subscription, purchase, holding and resale of the Purchased Securities or the Underlying Securities and will not resell any of the Purchased Securities or the Underlying Securities except in accordance with the provisions of applicable Securities Laws;

(z)	the Subscriber acknowledges that the Purchased Securities and the Underlying Securities may only be transferred or assigned in compliance with applicable laws (including applicable Securities Laws) and will be subject to statutory resale restrictions under the Securities Laws in which the Subscriber resides or under other applicable securities laws; the Subscriber covenants that it will not resell the Purchased Securities or the Underlying Securities except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and the Company is not in any way responsible) for such compliance;

(aa)	the Subscriber acknowledges that, pursuant to applicable Securities Laws, the assignment, transfer, hypothecation or pledge of a Common Share is restricted;

Legends

(bb)	there are restrictions on the ability to resell Purchased Securities and the Underlying Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Purchased Securities or the Underlying Securities and the Purchased Securities and the Underlying Securities may not be resold under Canadian Securities Laws until after the expiry of the applicable “hold” or “restricted” period attaching to such securities unless sold pursuant to an exemption under applicable Securities Laws. The certificates evidencing the Purchased Securities and, if applicable, the Underlying Securities (and any replacement certificate issued prior to the expiration of the applicable hold periods), or ownership statements issued under a direct registration system or other electronic book entry system, which it shall receive will bear a legend referring to such restrictions on resale and neither the Company nor any transfer agent of the Company will register any transfers of such Purchased Securities and any such Underlying Securities not made in compliance with such restrictions on resale. For purposes of complying with applicable securities laws and National Instrument 45-102 – Resale of Securities, the Subscriber understands and acknowledges that the certificates evidencing the Purchased Securities and, if applicable, the Underlying Securities (and any replacement certificate issued prior to the expiration of the applicable hold periods), or ownership statements issued under a direct registration system or other electronic book entry system, which it shall receive will bear a legend, substantially in the following form (and with the necessary information inserted), referring to such restrictions on resale and neither the Company nor any transfer agent of the Company will register any transfers of such Purchased Securities or Underlying Securities not made in compliance with such restrictions on resale:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER OCTOBER 16, 2026.”

And the Subscriber further acknowledges that the certificates representing the Purchased Securities and, if applicable, the Underlying Securities may, in certain circumstances, bear the following legend as required by the TSXV;

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL February 17, 2026”

In addition, Purchased Securities and, if applicable, Underlying Securities, will be evidenced by physical certificates or direct registration statements that will bear the U.S. Securities Laws legends set forth on Schedule “A” hereto;

Not Proceeds of Crime

(cc)	the funds representing the Purchase Price which will be advanced by the Subscriber hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as may be amended from time to time (the “PCMLTFA”) and for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as may be amended from time to time (the “PATRIOT Act”) and the Subscriber acknowledges that the Company may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA and the PATRIOT Act. To the best of the Subscriber’s knowledge: (i) none of the funds representing the Purchase Price to be provided by the Subscriber: (A) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States, any International Jurisdiction or any other jurisdiction; or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and (ii) it shall promptly notify the Company if the Subscriber discovers that any of such representations cease to be true, and to provide the Company with appropriate information in connection therewith;

No Financial Assistance or Advice

(dd)	the Subscriber has not received and does not expect to receive any financial assistance from the Company, directly or indirectly, in respect of the Subscriber’s purchase of the Purchased Securities, the offer of Purchased Securities does not constitute a recommendation to purchase the Purchased Securities or the Underlying Securities or financial product advice and the Company has not had regard to the Subscriber’s particular objectives, financial situation and needs;

No Advertising

(ee)	the Subscriber has not become aware of any advertisement in printed media of general and regular paid circulation or on radio, television or other form of telecommunication or any other form of advertisement (including electronic display or the Internet including but not limited to the Company’s website) or sales literature with respect to the distribution of the Purchased Securities or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

No Other Fees

(ff)	the Subscriber confirms that there is no person acting or purporting to act on behalf of the Subscriber in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee. If any other person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Purchased Securities on account of the Subscriber’s subscription, the Subscriber covenants to indemnify and hold harmless the Company with respect thereto and with respect to all costs reasonably incurred in the defence thereof;

Other Documents

(gg)	if required by Securities Laws or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Company in filing such reports, undertakings and other documents with respect to the subscription for and issuance of the Purchased Securities;

Subscriber’s Responsibility for Legal and Financial Advice

(hh)	the Subscriber acknowledges that purchasing, holding and disposing of the Purchased Securities (including the Underlying Securities) may have legal and tax consequences in any applicable jurisdictions and the Subscriber confirms that it is solely responsible for obtaining its own legal, tax, investment and other professional advice with respect to the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated hereunder including the suitability of the Purchased Securities (including the Underlying Securities) as an investment for the Subscriber, the tax consequences of purchasing and dealing with the Purchased Securities (including the Underlying Securities), and the resale restrictions and “hold periods” to which the Purchased Securities (including the Underlying Securities) are or may be subject under Securities Laws. The Subscriber has not relied upon any statements made by or purporting to have been made on behalf of the Company or its counsel with respect to such matters;

(ii)	the Subscriber acknowledges that all costs and expenses incurred by the Subscriber (including any fees and disbursements of legal counsel, tax advisors, or other professional advisors retained by the Subscriber) relating to the Subscription shall be borne solely by the Subscriber;

Registration

(jj)	the Subscriber is not engaged in the business of trading in securities or exchange contracts as a principal or agent and does not hold himself, herself or itself out as engaging in the business of trading in securities or exchange contracts as a principal or agent, or is otherwise exempt from any requirements to be registered as a dealer under National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations;

Not a Control Person

(kk)	the Subscriber is not a Control Person of the Company and will not become a Control Person of the Company by virtue of its subscription for Purchased Securities or the Underlying Securities hereunder and the Subscriber does not intend to act in concert with any other person or persons to form a control group of the Company;

Personal Information

(ll)	The Subscriber acknowledges that this Subscription Agreement and Schedule “A” attached hereto require the Subscriber to provide certain personal information relating to the Subscriber to the Company. Such information is being collected and will be used by the Company for the purposes of completing the Subscription, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Purchased Securities under Securities Laws, preparing and registering certificates representing securities or arranging for non-certificated, electronic delivery of same, and completing filings required by any securities regulatory authority or exchange. Such personal information may be disclosed by the Company to (i) securities regulatory authorities and commissions, or stock exchanges, (ii) the Company’s registrar and transfer agent, (iii) any government agency (including any taxing authorities), board or other entity and (iv) any of the other parties involved in this Subscription, including the legal counsel of the Company, and may be included in record books in connection with this Subscription. By executing this Subscription Agreement, the Subscriber consents to the foregoing collection, use and disclosure of such personal information;

(mm)	the Subscriber acknowledges being notified that if the Subscriber is resident or otherwise subject to the applicable securities legislation of a jurisdiction in Canada: (i) the Company will deliver to the applicable securities regulatory authority or regulator certain personal information pertaining to the Subscriber, including such Subscriber’s full name, residential address and telephone number, email address, the number of Purchased Securities purchased by such Subscriber, the total purchase price paid for such Purchased Securities, the prospectus exemption relied on and the date of distribution of the Purchased Securities; (ii) such information is being collected indirectly by the applicable securities regulatory authority or regulator under the authority granted to it in securities legislation; (iii) such information is being collected for the purposes of the administration and enforcement of the securities legislation of the local Canadian jurisdiction; and (iv) the Subscriber may contact the public officials listed on Schedule “D” with respect to questions about the security regulatory authority’s or regulator’s indirect collection of such information;

Company Generally

(nn)	the Subscriber acknowledges that the Company has not declared dividends since incorporation and does not have any present intention to declare or pay any dividends in the foreseeable future;

(oo)	the Subscriber is familiar with the aims and objectives of the Company and has been informed of the nature of its activities;

Counsel to the Company

(pp)	Bennett Jones LLP is acting solely as Canadian legal counsel to the Company and is not acting as counsel to the Subscriber or assumes any responsibility or liability of any nature whatsoever for the accuracy or adequacy of any of the information furnished to the Subscriber in connection with the Subscription.

8. Representations, Warranties and Covenants of the Company

The Company hereby represents and warrants that:

(a)	the Company has good and sufficient power, authority and right to enter into and deliver this Subscription Agreement and the Investor Rights Agreement, issue the Warrant Certificate and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Subscription Agreement, the Investor Rights Agreement and the Warrant Certificate and the Company’s consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary corporate action on the part of the Company;

(b)	this Subscription Agreement, the Investor Rights Agreement and the Warrant Certificate constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors and others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought;

(c)	the entering into of this Subscription Agreement and the Investor Rights Agreement, the issuance of the Warrant Certificate and the consummation of the transactions contemplated hereby and thereby will not result in the violation of any of the terms and provisions of the constating documents or by-laws of the Company or any applicable order or ruling of any court, arbitrator or government authority having jurisdiction over the Company or of any indenture or other agreement, written or oral, to which the Company is a party or by which it is bound or, to the best of the knowledge of the Company, after due inquiry, of any law or regulation;

(d)	the Company (i) has been duly incorporated and organized and is validly existing and in good standing under the laws of the province of British Columbia, (ii) has all requisite corporate power and authority, and all necessary licences, leases, permits, authorizations and other approvals to carry on its business as now conducted and to own or lease, and operate, its properties and assets, and (iii) will have all required corporate power and authority to create, issue, allot, sell and deliver, as applicable, the Unit Shares and the Unit Warrants at the Closing Time and the Unit Warrant Shares in accordance with the terms of the Warrants, to enter into this Subscription Agreement and the Warrant Certificate and to carry out the provisions of this Subscription Agreement and the Warrant Certificate required to be carried out by it;

(e)	the Unit Shares when issued by the Company pursuant to this Subscription Agreement against payment of the Purchase Price set forth herein and the Unit Warrant Shares issuable upon the due exercise of the Unit Warrants in accordance with the terms of the Warrant Certificate, including payment of the exercise price therefor, will, at the time of issue, be validly issued and outstanding as fully paid and non-assessable Common Shares;

(f)	the Company is, in all material respects, conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated;

(g)	the execution and delivery of this Subscription Agreement, the performance by the Company and compliance with the terms of this Subscription Agreement and the issue, sale and delivery of the Purchased Securities by the Company will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents, articles or resolutions of the Company or any material agreement to which the Company is a party or by which any of them is bound or any judgment, decree, order, statute, rule or regulation applicable to it;

(h)	the Company is a "reporting issuer" in each of the provinces and territories of Canada under Canadian Securities Laws, not included in a list of defaulting reporting issuers maintained by the securities regulatory authorities in such jurisdictions, and in particular, without limiting the foregoing, the Company has at all times complied in all material respects with its obligations to make timely disclosure of all material changes and material facts relating to it and there is no material change or material fact relating to the Company which has occurred and with respect to which the requisite news release has not been disseminated or material change report, as applicable, has not been filed with the securities regulatory authorities in such jurisdictions, the Company is also obligated to file reports in the United States pursuant to the U.S. Securities Exchange Act of 1934, and is in compliance with such reporting obligations;

(i)	there is no action, suit, proceeding, inquiry or investigation before or brought by any court or Governmental Authority, governmental instrumentality or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary which is required to be disclosed in the Public Disclosure Documents, and which if not so disclosed, or which if determined adversely, would have a Material Adverse Effect, or would materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under the Transaction Documents. The aggregate of all pending legal or governmental proceedings to which the Company or any Material Subsidiary is a party or of which any of their respective property or assets is subject, which are not described in the Public Disclosure Documents include only ordinary routine litigation incidental to the business, properties and assets of the Company and the Material Subsidiaries and would not reasonably be expected to result in a Material Adverse Effect. There are no judgments or orders against the Company or any of the Material Subsidiaries which are unsatisfied that would reasonably be expected to have a Material Adverse Effect, nor are there any consent decrees or injunctions to which the Company or the Material Subsidiaries or their assets, properties or business are subject that would reasonably be expected to have a Material Adverse Effect;

(j)	all tax returns, reports, elections, remittances and payments of the Company and its subsidiaries required by applicable law to have been filed or made in any applicable jurisdiction, have been filed or made (as the case may be) and are true, complete and correct in all material respects except where the failure to make such filing, election, or remittance and payment would not result in a Material Adverse Effect. All taxes of the Company and of its subsidiaries have been paid or accrued in the Financial Statements (except as any extension may have been requested and granted or where such taxes are being contested in good faith, and in any case in which the failure to pay or accrue such taxes would not result in a Material Adverse Effect). To the knowledge of the Company, no examination of any tax return of the Company or its subsidiaries is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any taxes that have been paid, or may be payable, by the Company or the Material Subsidiaries, except where such examination, issues or disputes would not reasonably be expected to have a Material Adverse Effect. No tax deficiency has been asserted against the Company and the Material Subsidiaries which would result in a Material Adverse Effect;

(k)	Material Properties and Mining Rights:

(i)	the Material Properties are the only material mines, projects or operations currently owned by the Company;

(ii)	the Company or one of its subsidiaries is the legal and beneficial owner of, and/or has good and marketable title to the Material Properties, free and clear of any material Liens or charges;

(iii)	all of the Mining Rights associated with the Material Properties have been validly registered and recorded in favour of the Company or one of its subsidiaries, as applicable, in accordance with all applicable laws and are in good standing, are valid and enforceable, free and clear of any material Liens or charges, as applicable;

(iv)	except for payments made to Governmental Authorities to maintain certain permits and licenses, mining taxes, royalty, participation and profit-sharing payments as disclosed in the Public Disclosure Documents, neither the Company nor any of its subsidiaries have any obligation to pay any ongoing commission, license fee or similar payment to any person in respect of the Mining Rights associated with the Material Properties;

(v)	there are no outstanding options, rights of first refusal or other pre-emptive rights of purchase which entitle any person to acquire any of the rights, title or interests in the Mining Rights associated with the Material Properties;

(vi)	(a) the Mining Rights associated with the Material Properties are sufficient to permit the Company and/or its subsidiaries to access, explore for, extract, exploit, remove, develop, mine, process and refine the mineral deposits, ore bodies and mineral inventories relating thereto as is currently conducted; (b) the Company and its subsidiaries have all necessary Mining Rights, property rights, surface or access rights, Water Rights, rights of way, ingress and egress rights and other necessary rights and interests relating to the Material Properties as are necessary for the conduct of the Company’s or its subsidiaries’ current operations; and (c) there are no material restrictions on such Mining Rights that would reasonably be expected to have a Material Adverse Effect;

(vii)	any and all of the agreements and other documents and instruments pursuant to which the Company or any subsidiary holds the Material Properties (including any interest in, or right to earn an interest therein), are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof (subject to customary qualifications and exceptions), neither the Company nor any subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor, to the knowledge of the Company, is any such default currently being alleged, and such properties and assets are in good standing in all material respects under the applicable statutes and regulations of the jurisdictions in which they are situated, all leases, licences and claims pursuant to which the Company or any subsidiary derives the interests thereof in such property and assets are in good standing and, to the knowledge of the Company, there has been no material default under any such lease, licence or claim and all taxes required to be paid with respect to such properties and assets to the date hereof have been paid. The Material Properties (or any interest therein, or right to earn an interest therein) are not subject to any right of first refusal or purchase or acquisition right which is not disclosed in the Public Disclosure Documents;

(viii)	there are no restrictions imposed by any applicable law or by agreement which materially conflict with the proposed operation, exploration, and/or development of the Material Properties;

(l)	in respect of the Material Properties, the Company and its subsidiaries:

(i)	have all Material Permits issued by the appropriate federal, provincial, regional, state, local or foreign regulatory agencies or bodies necessary to carry on the business of the Company and its subsidiaries as it is currently conducted and all of the Material Permits issued to date are valid and in full force and effect;

(ii)	expect that any additional Material Permits that are required to carry out the Company’s and its subsidiaries’ planned business activities will be obtained in the ordinary course, subject to the risks and uncertainties concerning potential delays as set out in the Public Disclosure Documents;

(iii)	are, and will be, in compliance with the terms and conditions of all Material Permits except where such non-compliance would not reasonably be expected to have a Material Adverse Effect; and

(iv)	have not received any notice of proceedings relating to the revocation or modification of any such Material Permits or any notice advising of the refusal to grant any Material Permit that has been applied for or is in process of being granted;

(m)	the Company is in compliance with the provisions of NI 43-101 in all material respects and has filed all required technical reports in respect of its Material Properties, which remain current as at the date hereof. The Technical Reports comply in all material respects with the requirements of NI 43-101 and there is no new material scientific or technical information concerning the Material Properties since the respective dates thereof that would require a new technical report in respect of any such Material Property to be issued. The information set forth in the Public Disclosure Documents relating to scientific and technical information, including the estimates of the mineral resources and mineral reserves of the Material Properties, have been prepared in accordance with Canadian industry standards set forth in NI 43-101; and the method of estimating the mineral resources and mineral reserves has been verified by mining experts who are “qualified persons” (within the meaning of NI 43-101) and the information upon which the estimates of mineral resources and mineral reserves were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material changes to such information since the date of delivery or preparation thereof, other than the depletion of such mineral resources and mineral reserves as a result of mining operations and extraction activities conducted by the Company or its subsidiaries at the Material Properties since such dates of delivery or preparation of such technical reports concerning the Material Properties;

(n)	to the knowledge of the Company, the projected capital and operating costs and projected production and operating results relating to the Material Properties, as summarized in the Public Disclosure Documents are reasonable by the Company in all material respects subject to the assumptions, qualifications, limitations, risks and uncertainties stated therein;

(o)	with respect to the Material Properties:

(i)	each of the Company and its subsidiaries is in material compliance with any and all applicable federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), except where the violation would not reasonably be expected, on an individual or aggregate basis, to have a Material Adverse Effect;

(ii)	the Company and its subsidiaries have obtained all licences, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws (the “Environmental Permits”) necessary as at the date hereof for the operation of the business as currently carried on by the Company and its subsidiaries, and the Company expects any additional Environmental Permits that are required to carry out its and its subsidiaries’ planned business activities to be obtained and each Environmental Permit is valid, subsisting and in good standing and neither the Company nor its subsidiaries are in material default or breach of any Environmental Permit and no proceeding is pending, or to the knowledge of the Company, after due enquiry, threatened to revoke or limit any Environmental Permit;

(iii)	neither the Company nor any of its subsidiaries have used, except in material compliance with all Environmental Laws and Environmental Permits in effect at the applicable time, any property or facility which it owns or leases or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any hazardous substance, and no conditions exist at, on or under any property now or previously owned, operated or leased by the Company or its subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Laws, individually or in the aggregate, that has or may reasonably be expected to have a Material Adverse Effect;

(iv)	except for those notices, offences, orders or directions that would not reasonably be expected, on an individual or aggregate basis, to have a Material Adverse Effect: (a) neither the Company nor any of its subsidiaries nor to the knowledge of the Company, after due enquiry, if applicable, any predecessor companies, have received any notice of, or been prosecuted for an offence alleging, non-compliance with any Environmental Laws, and neither the Company nor its subsidiaries nor to the knowledge of the Company, if applicable, any predecessor companies have settled any allegation of non-compliance short of prosecution; and (b) there are no orders or directions relating to environmental matters requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Company or its subsidiaries, nor has the Company or any of its subsidiaries received notice of any of the same;

(v)	all exploration, development, mining and processing operations on the Material Properties, including all operations and activities relating to the development, construction and commissioning of the Material Properties, have been conducted in all material respects in accordance with all applicable material workers’ compensation and health and safety and workplace laws, regulations and policies;

(vi)	except as ordinarily or customarily required by applicable permit or where it would not reasonably be expected, on an individual or aggregate basis, to have a Material Adverse Effect, neither the Company nor any of its subsidiaries have received any notice wherein it is alleged or stated that it is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any law including any Environmental Laws; and

(vii)	there are no environmental audits, evaluations, assessments, studies or tests relating to the Company or its subsidiaries except for ongoing audits, evaluations, assessments, studies or tests conducted by or on behalf of the Company in the ordinary course;

(p)	(i) there are no material claims or actions with respect to Indigenous rights currently threatened or, to the knowledge of the Company, after due enquiry, pending with respect to the Company or its subsidiaries or any of the property interests of the Company or its subsidiaries; (ii) the Company is not aware of any material land entitlement claims or aboriginal land claims having been asserted; (iii) the Company is not aware of any legal actions relating to aboriginal or community issues having been instituted with respect to the Material Properties; and (iv) no material dispute between the Company or any subsidiary and any local Indigenous group exists or, to the knowledge of the Company, is threatened or imminent with respect to any of the Company’s properties or activities, in each such case which would reasonably be expected to have a Material Adverse Effect;

(q)	the Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect;

(r)	the Company agrees to use the proceeds from the sale of the Purchased Securities to the Subscriber (the “Elmet Proceeds”) solely in connection with the Springer Project, with all mine and mill proceeds earmarked for tungsten development purposes only. The Company shall not apply any portion of the Elmet Proceeds to activities unrelated to the Springer Project without the prior written consent of the Subscriber. The Subscriber shall have audit rights to confirm the Company’s compliance with the foregoing commitment.

(s)	the issued and outstanding Common Shares of the Company are listed and posted for trading on the TSXV and the Nasdaq Capital Market, the Company is not in default of any of the listing requirements of the TSXV or the Nasdaq Capital Market in any material respect, and no order ceasing or suspending trading in any securities of the Company or prohibiting the issue, sale and delivery (as applicable) of the Purchased Securities or the trading of any of the Company’s issued securities has been issued and no proceedings for such purpose are, to the knowledge of the Company, pending or threatened, and the Company has not taken any actions which are likely or are expected to result in such a proceeding or in the delisting or suspension of the Company by the TSXV or the Nasdaq Capital Market; and

(t)	no consent, approval, authorization, order, registration or qualification of or with any court, governmental authority or the shareholders of the Company is required for the execution, delivery and performance by the Company of this Subscription Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under Securities Laws, or rules of the TSXV or the Nasdaq Capital Market in connection with the sale of the Purchased Securities.

9. Indemnification

Survival

(a)	All representations and warranties of the Company and the Subscriber contained in this Subscription Agreement (including all schedules and exhibit hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Subscription Agreement) shall survive the Closing and continue in full force and effect for the benefit of the Company or the Subscriber, as applicable for a period of two years following the Closing Date. For greater certainty, and without limiting the generality of the foregoing, the provisions contained in this Agreement in any way related to the indemnification in this Section 9 shall survive and continue in full force and effect, indefinitely, subject only to the applicable limitation period prescribed by law.

Indemnification by the Company

(b)	The Company shall indemnify, defend and hold harmless the Subscriber, and its respective affiliates, any assignee or successor thereof, and each officer, director, manager, employee, agent and representative of each of the foregoing (collectively, “Subscriber Indemnified Parties”, each of whom is an express third party beneficiary of the applicable provisions of this Section 8) from and against, and pay or reimburse the Subscriber Indemnified Parties for, any and all losses, actions, orders, liabilities, damages, diminution in value, taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), (any of the foregoing, a “Loss”) suffered or incurred by, or imposed upon, any Subscriber Indemnified Party arising in whole or in part out of or resulting directly or indirectly from:

(i)	any breach of any representation, covenant, obligation or warranty of the Company in this Subscription Agreement; and

(ii)	enforcing the Subscriber Indemnified Parties’ indemnification rights provided for hereunder.

Indemnification Procedures

(c)	For the purposes of this Subscription Agreement, (i) the term “Indemnitee” shall refer to the Person or Persons indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Section 9(b), and (ii) the term “Indemnitor” shall refer to the Person or Persons having the obligation to indemnify pursuant to such provisions.

(d)	In the case of any claim for indemnification under this Subscription Agreement arising from a claim of a third party (including any governmental authority), an Indemnitee must give prompt written notice and, subject to the following sentence, in no case later than thirty (30) days after the Indemnitee’s receipt of notice of such claim, to the Subscriber or the Company of any claim of which such Indemnitee has knowledge and as to which it may request indemnification hereunder. The failure to give such notice will not, however, relieve an Indemnitor of its indemnification obligations except to the extent that the Indemnitor is actually harmed thereby. The Indemnitor will have the right to defend and to direct the defense against any such claim in its name and at its expense, and with counsel selected by the Indemnitor unless (i) there is a conflict of interest between the Indemnitee and the Indemnitor in the conduct of such defense, (ii) the applicable third party alleges claims of fraud, willful misconduct or intentional misrepresentation, or (iii) such claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the Indemnitee. If the Indemnitor elects, and is entitled, to compromise or defend such claim, it will within fifteen (15) days (or sooner, if the nature of the claim so requires) notify the Indemnitee of its intent to do so, and the Indemnitee will, at the request and expense of the Indemnitor, cooperate in the defense of such claim. If the Indemnitor elects not to, or is not entitled under this Section 9(d) to, compromise or defend such claim, or fails to notify the Indemnitee of its election as herein provided, the Indemnitee may pay, compromise or defend such claim. Notwithstanding anything to the contrary contained herein, the Indemnitor will have no indemnification obligations with respect to any such claim which has been or will be settled by the Indemnitee without the prior written consent of the Indemnitor (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnitee will not be required to refrain from paying any claim which has matured by a court judgment or decree, unless an appeal is duly taken therefrom and exercise thereof has been stayed, nor will it be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnitee or where any delay in payment would cause the Indemnitee material economic loss. The Indemnitor’s right to direct the defense will include the right to compromise or enter into an agreement settling any claim by a Third Party; provided that no such compromise or settlement will obligate the Indemnitee to agree to any settlement that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the Indemnitee (other than the delivery of a release for such claim and customary confidentiality obligations) or that includes any admission as to fault, culpability or failure to act on the part of the Indemnitee, except with the prior written consent of the Indemnitee. Notwithstanding the Indemnitor’s right to compromise or settle in accordance with the immediately preceding sentence, the Indemnitor may not settle or compromise any claim over the objection of the Indemnitee; provided, however, that consent by the Indemnitee to settlement or compromise will not be unreasonably withheld, delayed or conditioned. The Indemnitee will have the right to participate in the defense of any claim with counsel selected by it subject to the Indemnitor’s right to direct the defense. The fees and disbursements of such counsel will be at the expense of the Indemnitee; provided, however, that, in the case of any claim which seeks injunctive or other equitable relief against the Indemnitee, the fees and disbursements of such counsel will be at the expense of the Indemnitor.

(e)	Any indemnification claim that does not arise from a third-party claim must be asserted by a written notice to the Company. The recipient of such notice will have a period of thirty (30) days after receipt of such notice within which to respond thereto. If the recipient does not respond within such thirty (30) days, the recipient will be deemed to have accepted responsibility for the Losses set forth in such notice and will have no further right to contest the validity of such notice. If the recipient responds within such thirty (30) days after the receipt of the notice and rejects such claim in whole or in part, the party delivering will be free to pursue such remedies as may be available to it under this Subscription Agreement or applicable Law.

General Indemnification Provisions

(f)	Notwithstanding anything in this Subscription Agreement to the contrary, for purposes of application of the indemnification provisions of this Section 9, the amount of any Loss arising from the breach of any representation, warranty, covenant, obligation or agreement contained in this Subscription Agreement shall be the entire amount of any Loss actually incurred by the respective Indemnitee as a result of such breach and not just that portion of the Loss that exceeds the relevant level of materiality, if any.

(g)	Any indemnification obligation of an Indemnitor under this Section 9 will be paid in cash within three (3) Business Days after the receipt of written confirmation of such obligation in accordance with Section 9(b).

10. General

(a)	Headings: The division of this Subscription Agreement into articles and sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Subscription Agreement. The terms “this Subscription Agreement,” “hereof,” “hereunder”, “herein” and similar expressions refer to this Subscription Agreement and not to any particular article, section or other portion hereof and include any agreement supplemental thereto and any Schedules and appendices attached hereto. Unless something in the subject matter or context is inconsistent therewith, reference herein to articles, sections and paragraphs are to articles, sections, subsections and paragraphs of this Subscription Agreement.

(b)	Number and Gender: Words importing the singular number only will include the plural and vice versa, words importing the masculine gender will include the feminine gender and neuter and vice versa.

(c)	Severability: If one or more of the provisions contained in this Subscription Agreement will be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof will not be affected or impaired thereby. Each of the provisions of this Subscription Agreement is hereby declared to be separate and distinct.

(d)	Subscriber’s Costs: The Subscriber acknowledges and agrees that all costs incurred by the Subscriber, including any fees and disbursements of any counsel retained by the Subscriber relating to the purchase and sale of the Purchased Securities issued hereunder shall be borne by the Subscriber.

(e)	Notices: All notices or other communications to be given hereunder will be delivered by hand or by e-mail, and if delivered by hand, will be deemed to have been given on the date of delivery or, if sent by email, on the date of transmission if sent before 5:00 p.m. (Toronto time) and such day is a Business Day or, if not, on the first Business Day following the date of transmission.

Notices to the Company will be addressed to:

Blue Moon Metals Inc.

550 – 220 Bay Street
Toronto, Ontario M5J 2W4

Attention: [*]

Email: [*]

with a copy (which will not constitute notice) to:
Bennett Jones LLP

3400 One First Canadian Place

Toronto, ON M5X 1A4

Attention : [*] and [*]

Email : [*] and [*]

Notices to the Subscriber will be addressed to the address of the Subscriber set out on the execution pages hereof.

Either the Company or the Subscriber may change its address for service aforesaid by notice in writing to the other party hereto specifying its new address for service hereunder.

(f)	Further Assurances: Each party hereto will from time to time at the request of the other party hereto do such further acts and execute and deliver such further instruments, deeds and documents as will be reasonably required in order to fully perform and carry out the provisions of this Subscription Agreement. The parties hereto agree to act honestly and in good faith in the performance of their respective obligations hereunder.

(g)	Successors and Assigns: Except as otherwise provided, this Subscription Agreement will enure to the benefit of and will be binding upon the parties hereto and their respective successors and permitted assigns.

(h)	Entire Agreement: The terms of this Subscription Agreement, the Investor Rights Agreement and the Warrant Certificate express and constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and no implied term or liability of any kind is created or will arise by reason of anything in this Subscription Agreement, the Investor Rights Agreement or the Warrant Certificate, as applicable.

(i)	Time of Essence: Time is of the essence of this Subscription Agreement.

(j)	Amendments: Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

(k)	Survival: This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein and in each applicable Schedule, shall survive and continue in full force and effect and be binding upon the Company and the Subscriber, notwithstanding the completion of the purchase of the Purchased Securities by the Subscriber pursuant hereto, or the subsequent disposition of the Purchased Securities by the Subscriber.

(l)	Governing Law: This Subscription Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

(m)	Counterparts and Delivery: This Subscription Agreement may be executed in two or more counterparts which when taken together will constitute one and the same agreement. Delivery of counterparts may be effected by PDF, DocuSign, email or other electronic transmission thereof.

(n)	Electronic Copies: The Company will be entitled to rely on an electronically scanned PDF, DocuSign, or an emailed copy of an executed Agreement and acceptance by the Company of such electronic or facsimile subscription will be legally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms thereof.

(o)	Assignment: This Subscription Agreement may not be assigned by either party except with the prior written consent of the other party hereto.

(p)	Language: The Subscriber acknowledges that it has consented to and requested that all documents evidencing or relating in any way to the sale of the Purchased Securities be drawn up in the English language only. Le souscripteur reconnaît par les présentes avoir consenti et exigé que tous les documents faisant foi ou se rapportant de quelque manière à la vente des bons de unités soient rédigés en anglais seulement.

If the foregoing is in accordance with your understanding, please sign and return this Subscription Agreement together with the other required documents signifying your agreement to purchase the Purchased Securities.

SCHEDULE “A”

United States Accredited Investor

ANNEX 3 - FORM OF DECLARATION FOR REMOVAL OF U.S. LEGEND

SCHEDULE “B”

TSX Venture Exchange Form 4C, Corporate Placee Registration Form

SCHEDULE “C”

FORM OF INVESTOR RIGHTS AGREEMENT

SCHEDULE “D”

CONTACT INFORMATION – PROVINCIAL AND TERRITORIAL SECURITIES REGULATORY AUTHORITIES